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                                                                    EXHIBIT 4.16

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ASSIGNMENT OF THIS PROMISSORY NOTE IS LIMITED BY THE TERMS OF THE  RESTRUCTURING  AGREEMENT DATED AS OF THE DATE HEREOF AMONG
OPERADORA UNEFON, S.A. DE C.V., NORTEL NETWORKS LIMITED, NORTEL NETWORKS DE MEXICO, S.A. DE C.V. AND CODISCO INVESTMENTS LLC.

EL ENDOSO DEL PRESENTE  PAGARE  ESTARA  LIMITADO POR LOS  TERMINOS  DEL  CONTRATO DE  REESTRUCTURA,  CELEBRADO EN LA MISMA FECHA
QUE EL PRESENTE PAGARE,  ENTRE OPERADORA  UNEFON,  S.A. DE C.V., NORTEL NETWORKS  LIMITED,  NORTEL NETWORKS DE MEXICO,  S.A.
DE C.V. Y CODISCO INVESTMENTS LLC.



                    PAGARE NO NEGOCIABLE                                          NON-NEGOTIABLE PROMISSORY NOTE

E.U.A.  $324,886,411.63  Dolares, Mexico, Distrito Federal,             U.S.$324,886,411.63 Mexico, Federal District June 16, 2003.
16 de junio de 2003.

El suscrito, Operadora Unefon, S.A. de C.V. (la "Deudora"),             The undersigned Operadora Unefon, S.A. de C.V. (the
sociedad constituida y existente bajo las leyes de los Estados          "Borrower"), a corporation organized and existing under the
Unidos Mexicanos, por el presente Pagare promete                        laws of the United Mexican States, hereby unconditionally
incondicionalmente pagar a Codisco Investments LLC (el                  promises to pay to Codisco Investments LLC (the "Lender")
"Acreedor"), la suma principal de E.U.A. $324,886,411.63 Dolares        the principal amount of US$324,886,411.63 (THREE HUNDRED
(TRESCIENTOS VEINTICUATRO MILLONES OCHOCIENTOS OCHENTA Y SEIS MIL       TWENTY FOUR MILLION EIGHT HUNDRED EIGHTY SIX THOUSAND FOUR
CUATROCIENTOS ONCE Dolares 63/100 moneda de los Estados Unidos de       HUNDRED ELEVEN and 63/100 Dollars, currency of the United
America) (el "Prestamo"), en seis (6) abonos semestrales                States of America) (the "Loan") in six (6) consecutive
sucesivos como se indica a continuacion:                                semi-annual installments as follows:


Suma Principal                 Fecha de Pago                                    Amount of               Payment Date of
de los Abonos                  de los Abonos                                  Installments              Installments
--------------                 -------------                                 --------------             ---------------

US$15,919,434.17            15 de mayo de 2003                               US$15,919,434.17           May 15, 2003
US$15,919,434.17            15 de noviembre de 2003                          US$15,919,434.17           November 15, 2003
US$31,513,981.93            15 de mayo de  2004                              US$31,513,981.93           May 15, 2004
US$31,513,981.93            15 de noviembre de 2004                          US$31,513,981.93           November 15, 2004
US$113,710,244.07           15 de mayo de 2005                               US$113,710,244.07          May 15, 2005
US$116,309,335.36           15 de noviembre de 2005                          US$116,309,335.36          November 15, 2005

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

La Deudora promete ademas pagar intereses sobre el saldo             The Borrower further promises to pay interest on the unpaid
insoluto de la suma principal en cada Fecha de Pago de               principal amount of the Loan on each Interest Payment Date
Intereses (segun se define dicho termino mas adelante) a             (as hereinafter defined) from the date hereof until the date
partir de la fecha del presente y hasta la fecha de su pago          of payment in full at a rate per annum equal to the LIBOR
total a una tasa de interes anual igual a la Tasa LIBOR              Rate (as hereinafter defined) plus the Sovereign Spread (as
(segun se define dicho termino mas adelante) mas el Margen           hereinafter defined) plus 2.85%(two point eighty-five
Soberano (segun se define mas adelante) mas 2.85% (dos punto         percent).
ochenta y cinco por ciento).

En caso de que cualquier cantidad pagadera bajo el presente          In the event that any amount owed to the Lender under this
Pagare no sea pagada en la fecha de su vencimiento, la Deudora       Promissory Note is not paid when due, the Borrower shall pay
pagara al Acreedor interes sobre el saldo insoluto del principal     the Lender interest on all such past due and unpaid
y (en la medida permitida por la ley) sobre el interes               principal and (to the extent permitted by law) on all such
correspondiente desde la fecha de vencimiento hasta la fecha de      past due interest from the due date until the date of
pago total, a una tasa anual igual a 3% (tres por ciento) sobre      payment in full, at a rate per annum equal to 3% (three
la suma de la Tasa LIBOR en vigor al momento del incumplimiento      percent) above the sum of the LIBOR Rate in effect at the
mas el Margen Soberado mas 2.85% (dos punto ochenta y cinco por      time of such default plus the Sovereign Spread plus 2.85%
ciento).                                                             (two point eighty-five percent).


Sin perjuicio de lo anterior, si la Deudora dejare de pagar          In addition, if the Borrower shall fail to make payment of
cualquiera de los abonos de la suma principal de este Pagare         any of the installments of the principal amount of this
dentro de los 5 (cinco) dias siguientes a su fecha de                Promissory Note within five (5) days after its due date
vencimiento, o bien los intereses u otras cantidades bajo            hereunder, or any interest or other amounts hereunder within
este Pagare dentro de los 10 (diez) dias siguientes a las            ten (10) days after its due date hereunder, the principal
fechas en que deban pagarse conforme al presente Pagare, la          amount of this Promissory Note then outstanding (and all
suma principal insoluta de este Pagare (y cualquier otra             other amounts due hereunder) shall become immediately due
cantidad adeudada bajo el mismo) vencera anticipadamente y           and payable without the need of any notice, protest or
sera pagadera de inmediato sin necesidad de aviso, protesto          notice of dishonor.
o notificacion para su pago.

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
Los intereses bajo el presente Pagare seran calculados sobre         Interest accrued hereunder shall be computed on the basis of
la base de un ano de 360 (trescientos sesenta) dias y dias           a year of 360 (three hundred sixty) days and actual days
efectivamente transcurridos (incluyendo el primer dia pero           elapsed (including the first day but excluding the last)
excluyendo el ultimo) dentro del periodo por el que sean             occurring in the period for which payable. Interest shall be
pagaderos. Los intereses seran pagaderos (i) el ultimo dia           payable on (i) the last day of each Interest Period (as
de cada Periodo de Intereses (segun se define dicho termino          hereinafter defined) and (ii) any date on which a payment of
mas adelante) y (ii) en cualquier fecha en la que se haga un         principal is made (but only on the principal so paid,
pago de suma principal (solo por lo que se refiere a dicho           without prejudice to the Lender's right to receive interest
pago de suma principal, sin perjuicio del derecho del                on the remainder of the principal amount of this Promissory
Acreedor a recibir los intereses correspondientes al resto           Note that remains unpaid) (each such date, an "Interest
de la suma principal que no haya sido pagado) (cada una de           Payment Date").
dichas fechas, una "Fecha de Pago de Intereses").
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

Si alguna de las fechas en que deba hacerse un pago conforme          If any of the dates on which any payment hereunder must be
a este Pagare no es un Dia Habil (segun se define                     made is not a Business Day (as hereinafter defined),
dicho termino mas adelante), el pago correspondiente                  such payment shall be made on the next Business Day.
debera efectuarse el Dia Habil inmediato siguiente.


Todos los pagos al Acreedor al amparo del presente Pagare deberan     All payments owed to the Lender under this Promissory Note
efectuarse por la Deudora en favor del Acreedor, en Dolares,          shall be paid by the Borrower for the benefit of the Lender
moneda de curso legal de los Estados Unidos de America, en fondos     in Dollars, lawful currency of the United States of America,
inmediatamente disponibles, a mas tardar a la 1:00 P.M. (hora de      and in immediately available funds, not later than 1:00 p.m.
Nueva York) en la fecha de vencimiento, en las oficinas de            (New York time) on the date when due, at the offices of
Codisco Investments LLC, por medio de Akin Gump Strauss Hauer         Codisco Investments LLC, c/o Akin Gump Strauss Hauer & Feld,
Feld, & L.L.P., 590 Madison Avenue, Nueva York, Nueva York,           L.L.P., 590 Madison Avenue, New York, New York, Attention:
Atencion: Steven H. Scheinman, telefono (212) 872-1000, o en          Steven H. Scheinman, telephone number (212) 872-1000, or
cualquier otro lugar que el Acreedor designe a la Deudora por         such other place as the Lender may designate to the Borrower
escrito, o, a una cuenta a ser designada por escrito por el           in writing, to an account to be designated in writing by the
Acreedor.                                                             Lender.


Todos los pagos adeudados bajo el presente seran realizados sin       All payments due hereunder shall be made without setoff,
compensacion, deduccion, retencion o contrareclamacion, y libres      deduction, withholding or counterclaim, and free and clear
de, y sin ninguna deduccion o retencion por concepto de               of and without any deduction or withholding on account of
impuestos, tributos, contribuciones, cargos, presentes o futuros,     any actual or future taxes, levies, imposts, charges,
actualizaciones, recargos, multas, sanciones u otros cargos de        surcharges, fines, penalties or other charges thereon of any
cualquier clase sobre los mismos. En caso de que la Deudora este      kind whatsoever with respect thereto. If the Borrower shall
obligada a efectuar una deduccion o retencion de cualquier dicho      be required by law to make any deduction or withholding from
pago, la suma pagadera por la Deudora se incrementara en la           any such payment, the amount payable by the Borrower shall
medida necesaria para que despues de realizar todas las               be increased as necessary so that after making all required
deducciones y retenciones necesarias, el Acreedor reciba una suma     deductions and withholdings, the Lender shall receive an
igual a la suma que hubiera recibido si dichas deducciones o          amount equal to the amount that would have been received if
retenciones no hubieren sido necesarias; en el entendido, sin         such deductions or withholdings had not been required;
embargo, que ninguno de dichos pagos adicionales sera necesario       provided, however, that no such additional payment shall be
en la medida que la deduccion o retencion se haya causado por (i)     required to the extent that withholding would not have been
la falta del Acreedor de proporcionar, de una manera oportuna,        due but for (i) failure by the Lender to furnish, in a
cualquier forma que sea necesaria entregar de conformidad con el      timely fashion, any form that it is required to deliver
parrafo siguiente inmediato, (ii) el hecho de que la informacion      pursuant to the immediately succeeding paragraph, (ii) the
en dicha forma estaba incompleta o incorrecta en el momento que       fact that information in any such form was incomplete or
sea entregada o deje de estar correcta posteriormente por             incorrect at the time it was delivered or ceased to be
cualquier razon, o (iii) la falta del Acreedor de cumplir con la      correct thereafter for any reason, or (iii) failure by the
ultima oracion del parrafo inmediato anterior siguiente, en el        Lender to comply with the final sentence of the immediately
entendido                                                             following paragraph, provided further that any such gross-up of withholding for taxes shall not include amounts for
                                                                      Mexican withholding
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
ademas que cualquier ajuste de deduccion o retencion de impuestos     taxes to the extent such withholding taxes are applied at a
no incluira cantidades en relacion con retencion de impuestos         rate higher than the rate applicable to a category of
mexicanos, siempre y cuando dichas retenciones de impuestos sean      Ministry of Treasury and Public Credit registrants that
aplicadas a una tasa mayor a la tasa aplicable a las entidades        includes any of the banks and similar institutions
registradas ante la Secretaria de Hacienda y Credito Publico que      registered with the Ministry of Treasury and Public Credit
incluye cualquiera de los bancos e instituciones similares            that are eligible for the 4.9% withholding rate on
registradas ante la Secretaria de Hacienda y Credito Publico          September 7, 1999.
elegibles para una tasa de retencion de impuestos del 4.9% el 7 de septiembre de 1999.

Si el Acreedor tiene o llega a tener el derecho bajo                  If the Lender is or becomes entitled under any applicable
cualquier ley aplicable o tratado a una tasa de retencion             law or treaty to a reduced withholding rate, or a complete
reducida, o a una exencion total de retencion, con respecto           exemption from withholding, with respect to any taxes on the
a cualesquier impuestos en los pagos previstos en el                  payments to it hereunder the Lender shall complete and
presente, el Acreedor completara y entregara de tiempo en             deliver from time to time to the Borrower, as soon as
tiempo a la Deudora, tan pronto como sea posible despues de           practicable after the Borrower's request, any form that the
la solicitud de la Deudora, cualquier forma que la Deudora            Borrower is required to obtain from the Lender in order to
requiera obtener del Acreedor con el fin hacer efectiva la            give effect to the reduced rate or exemption. The Lender
tasa reducida o a la exencion. El Acreedor conviene que               agrees that it will take all reasonable measures or actions
tomara todas las medidas necesarias o acciones por todos los          by all usual means (i) to receive the benefit of, and
medios comunes (i) para recibir el beneficio de, y mantener,          maintain, all exemptions, if any, from withholding (whether
todas las exenciones, de haber alguna, de retenciones (ya             available by treaty, existing administrative waiver, by
sea que se prevean por tratado, consentimiento                        virtue of the location of the Lender applicable lending
administrativo existente, por virtud de la ubicacion de la            office or otherwise), and (ii) to cooperate with the
oficina del Acreedor o de cualquier otra forma), y (ii)               Borrower to minimize gross-up amounts payable by the
cooperar con la Deudora para reducir los ajustes de                   Borrower under this paragraph and the paragraph immediately
cantidades pagaderas por la Deudora bajo este parrafo y el            provided, that such measures or actions would not,
parrafo inmediato anterior; en el entendido, que dichas               in the Lender's good faith determination, cause the Lender to
medidas o acciones no causaran, en la buena fe del Acreedor,          suffer any economic, legal or regulatory disadvantage.
desventajas economicas, legales o regulatorias para el                Networks Limited

Este Pagare es uno de los Pagares a los que se refiere                This Promissory Note is one of the Notes referred to in
el Contrato de Credito de fecha 7 de septiembre de 1999,              the Finance Agreement dated as of September 7, 1999, as
segun  ha sido modificado entre la Deudora, Codisco Investments       amended among the Borrower, Codisco Investments LLC, as
LLC, como sucesor de Nortel Networks Limite como Agente               successor to Nortel Networks Limited, as Administrative Agent
Administrativo y Agente Colateral  bajo dicho Contrato                and Collateral Agent thereunder, and Codisco Investments LLC,
y Codisco como Acreedor,  y emitido en  relacion con ello.            Investments LLC  as Lender, and is issued in connection
                                                                      therewith.

Segun se  utilizan en el  presente  Pagare,  los  siguientes          As used in this Promissory Note, the following terms have the
terminos tienen los siguientes significados:                          following meanings:











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


a) "Dia Habil" significa un dia distinto al Sabado o el               a) "Business Day" means a day other than a Saturday or Sunday
Domingo en que los bancos abran al publico en Nueva York              on which banks are open for business in New York and Mexico,
y Mexico, D.F., excluyendo cualquier dia en que los bancos            excluding any day on which banks are not open for dealings in
no realicen operaciones con D.F. depositos en Dolares en el           Dollar deposits in the London interbank market.
mercado interbancario de Londres.


b) "Fecha de Pago de Intereses" significa el ultimo dia de            b) "Interest Payment Date" means the last day of each
cada Periodo de Intereses; en el entendido de que, si esta            Interest Period; provided, that if an Interest Period
vigente un Periodo de Intereses mayor de tres (3) meses, la           greater than the three (3) months is in effect, Interest
Fecha de Pago de Intereses significara tambien una fecha              Payment Date shall also mean an additional date that is
adicional que sera el tercer (3(degree)) mes de aniversario           the third (3rd) month anniversary of the first date of such
de la primera fecha de dicho Periodo Intereses; y, (b)                Interest Period; and (b) any date on which the payment or,
cualquier fecha en la cual se efectue el pago o, sin                  without duplication, prepayment of the principal amount
duplicacion, el pago anticipado de la suma principal de este          hereunder is made (but only with respect to the principal so
Pagare (pero unicamente por lo que se refiere a la suma               paid or prepaid).
principal asi pagada o pagada con anticipacion).

c) "Periodo de Intereses" significa cada periodo a partir de          c) "Interest Period" means each period from and including,
e incluyendo, inicialmente, la fecha del presente, y hasta,           initially, the date hereof to, but excluding, the Semi-Annual
pero excluyendo, la Fecha Semestral inmediatamente siguiente,         Date next following, and thereafter, from and including the
y subsecuentemente, a partir de e incluyendo el ultimo dia del        last day of the preceding Interest Period, to, except as
Periodo de Intereses precedente, y hasta, salvo lo previsto de        otherwise provided herein, but excluding, the next succeeding
manera distinta en el presente, pero excluyendo, la Fecha             Semi-Annual Date; provided, that,
Semestral inmediatamente siguiente; en el entendido de que,

(i) si cualquier Periodo de Intereses fuera a terminar en un dia      (i) if any Interest Period otherwise would end on a day that
que no sea un Dia Habil, dicho Periodo de Intereses terminara el      is not a Business Day, such Interest Period shall end on the
Dia Habil inmediatamente siguiente; en el entendido de que si         next succeeding Business Day; provided, further, that should
dicho Dia Habil inmediatamente siguiente cayera en el siguiente       such next succeeding Business Day fall in the next calendar
mes de calendario, dicho Periodo de Intereses terminara el Dia        month, such Interest Period shall end on the immediately
Habil inmediatamente anterior.                                        preceding Business Day;

(ii) cualquier Periodo de Intereses que inicie en un dia              (ii) any Interest Period that begins on a day for which there
que no  tenga un dia que le corresponda numericamente                 is no numerically corresponding day in the calendar month
en el mes de calendario que corresponda al final de dicho             at the end of such Interest Period shall end on the last
Periodo de Intereses, terminara el ultimo Dia Habil del mes           Business Day of the calendar month at the end of such
de calendario que corresponda al final de dicho Periodo de            Interest Period (e.g., March 31 to June 30 for a three-month
Intereses (por ejemplo, del 31 de marzo al 30 de junio para           Interest Period);
un Periodo de Intereses de tres meses);








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

(iii)  ningun Periodo de Intereses se extendera mas alla de la        iii)  no Interest Period shall extend beyond the next
Fecha Semestral inmediatamente siguiente o de cualquier               suceeding Semi-Annual Date or any other date which is the
otra fecha que sea la siguiente fecha en la cual este                 next date upon which a payment of principal is scheduled
programado o venza un pago de suma principal de conformidad           or due to be made pursuant to this Promissory Note; and
con el presente Pagare; y

(iv)   ningun Periodo de Intereses se extendera mas                   (iv)  no Interest Period shall extend beyond the Maturity
alla de la Fecha de Vencimiento.                                      Date.

d)     "Tasa LIBOR" significa, con respecto a cualquier Periodo       d)    "LIBOR Rate" means, with respect to any Interest Period,
de Intereses, la tasa para depositos en Dolares de un monto           the rate for deposits in Dollars in an amount comparable to
comparable a la suma principal del Prestamo y por un periodo          the principal amount of the Loan and for a period comparable
comparable a dicho Periodo de Intereses que aparezca en la            to such Interest Period appearing on page 3750 of the Dow
pagina 3750 de la pantalla "Dow Jones Market" (o la pagina            Jones Market screen (or such other page which may replace
que reemplace a dicha pagina de cuando en cuando en la                such page from time to time on the Dow Jones Market screen)
pantalla "Dow Jones Market") a aproximadamente las 11:00              at approximately 11:00 a.m. (London time) two Business Days
a.m. (hora de Londres) dos Dias Habiles antes del principio           prior to the commencement of such Interest Period.
de dicho Periodo de Intereses.

e)     "Fecha Semestral" significa el dia numericamente               e)    "Semi-Annual Date" means each sixth (6th) month
correspondiente al 15 de noviembre de 1999 de cada sexto              anniversary of November 15, 1999 or, if such date is not a
(6o) mes de calendario a partir del 15 de noviembre de 1999           Business Day, the next succeeding Business Day; provided,
o, si tal fecha no es un Dia Habil, el Dia Habil                      that if such next succeeding Business Day falls in the next
inmediatamente siguiente; en el entendido de que, si                  calendar month, such date shall be the Business Day
dicho Dia Habil inmediatamente siguiente cayera en el                 immediately preceding such date.
proximo mes de calendario, dicha fecha sera el Dia Habil
inmediatamente anterior a tal fecha.

(f)    "Margen Soberano" significa, en cualquier fecha de             (f)   "Sovereign Spread" means, on any determination date the
determinacion el margen en puntos base que aparezca en el Sistema     spread in basis points that appears on the Bloomberg System,
Bloomberg, pagina 593048BB /Gobierno/ YAS (u otra pagina y lugar      page 593048BB /Government/ YAS (or such other page and place
que sustituya a dicha pagina en dicho servicio para mostrar la        as may replace such page on such service for displaying the
informacion a la que el mismo haga referencia el 7 de septiembre      information referred therein on September 7, 1999) on such
de 1999) en dicha fecha de determinacion del Bono a 7 Anos de los     determination date of the United Mexican States 7 Year Bond
Estados Unidos Mexicanos que venza el 15 de enero de 2007 (el         due January 15, 2007 (the "UMS 07 Year Bond") over a U.S.
"Bono a 7 Anos de los EUM") sobre un Valor del Tesoro de los          Treasury Security appearing on such page with a remaining
Estados Unidos de America que aparezca en dicha pagina con un         maturity most nearly equal to that of such UMS 07 Year Bond
plazo de vencimiento restante lo mas cercano posible al de dicho      at such date, all as determined by the Lender or a financial
Bono a 7 Anos de los EUM a                                            institution that the Lender may reasonably designate;
                                                                      provided, however, that should the UMS 07 Year Bond no longer be quoted, then the UMS 07 Year Bond shall

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

dicha fecha, todo ello segun lo determine el Acreedor o una                  be replaced by a Mexican sovereign bond selected by the
institucion financiera que el Acreedor razonablemente designe;               Lender or a financial institution tha the Lender may
en el entendido, sin embargo, de que si el Bono a 7 Anos de                  reasonably designate with the approval of the Lender as
los EUM dejara de citarse, entonces el Bono a 7 Anos de los                  having a maturity most nearly equal to the remaining
EUM sera reemplazado por un bono soberano mexicano seleccionado              scheduled maturity of the UMS 07 Year Bond.
por el Acreedor o una institucion financiera que el Acreedor designe razonablemente con la aprobacion del Acreedor como teniendo un vencimiento lo mas cercano posible al vencimiento restante programado del Bono a 7 Anos de los EUM.

Este Pagare podra ser presentado para su pago hasta el 15 de                 This Promissory Note may be presented for payment until
mayo de 2006.                                                                May 15, 2006.

El presente Pagare se regira e interpretara de conformidad                   This Promissory Note shall be governed by and construed
con las leyes del Estado de Nueva York, Estados Unidos de                    in accordance with the laws of the State of New York,
America, (sin incluir las disposiciones de dicho estado                      United States of America (not including such State's
respecto a conflictos de leyes, con la excepcion de la                       conflict of laws provisions except for Section 5-1401
Seccion 5-1401 de la "General Obligations Law" de Nueva                      of the New York General Obligations Law); provided,
York) salvo en el caso de que cualquier procedimiento legal                  however, that if any legal action or proceeding with
sea entablado en relacion con el presente Pagare en                          respect to this Promissory Note is brought in any court
cualquier tribunal de los Estados Unidos Mexicanos (que no                   of the United Mexican States (other than to enforce in
se trate de un procedimiento de ejecucion en Mexico de una                   Mexico a judgment obtained in any legal action or
sentencia dictada en el extranjero), en cuyo caso el                         proceeding not originally brought in a court in
presente Pagare se regira e interpretara de conformidad con                  Mexico), this Promissory Note shall then be governed by
las leyes de los Estados Unidos Mexicanos.                                   and construed in accordance with the laws of the United
                                                                             Mexican States.


El presente Pagare se suscribe en ingles y espanol, siendo                   This Promissory Note is executed in both the English
ambas versiones obligatorias para el Deudor y las cuales                     and Spanish languages, both versions of which shall be
constituyen uno y el mismo pagare, en la inteligencia de                     binding upon the Borrower and constitute but one and
que, en caso de duda en cuanto a la debida intepretacion del                 the same Promissory Note, provided, however, that in
presente Pagare, la version en ingles sera la que prevalezca                 the event of doubt as to the proper construction of
en todos los casos, a excepcion de que cualquier accion o                    this Promissory Note, the English version shall prevail
procedimiento sea iniciado con relacion al presente Pagare                   in all instances, except in case of any legal action or
en cualquier tribunal de los Estados Unidos Mexicanos, en                    proceeding brought in respect of this Promissory Note
cuyo caso la version en espanol prevalecera.                                 in the United Mexican States, inwhich case the Spanish
                                                                             version shall be controlling.
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

Para todo lo relativo a la interpretacion, cumplimiento y/o           For any matters related to the construction, performance and/
ejecucion del presente Pagare, la Deudora se somete                   or enforcement of this Promissory Note, the Borrower hereby
expresamente a la jurisdiccion de cualquier tribunal federal o        expressly submits to the jurisdiction of any federal or state
local en el Estado de Nueva York, Estados Unidos de                   court sitting in the State of New York, United States of
America, o de los tribunales competentes  de la Ciudad de             America, or the competent courts in Mexico, Federal District,
Mexico, Distrito Federal, Mexico, a eleccion del tenedor de           Mexico, at the election of the holder thereof.
este Pagare.

La Deudora renuncia irrevocablemente, en la medida permitida          The Borrower irrevocably waives, to the fullest extent
por la ley, a cualquier objecion que actualmente o con                permitted by law, any objection which it may now or
posterioridad pudiese tener con respecto a la radicacion del          hereafter have to the laying of venue of any suit, action or
juicio, accion o procedimiento con respecto a este Pagare,            proceeding with respect to this Promissory Note brought in
entablado en cualquiera de los tribunales mencionados, y              any court aforementioned; and further the Borrower
ademas, irrevocablemente renuncia a cualquier reclamacion de          irrevocably waives any claim that any such suit, action or
que cualquiera de dichos juicios, acciones o procedimientos,          proceeding brought in any such court has been brought in an
entablados en cualquiera de dichos tribunales, ha sido                inconvenient forum. The Borrower hereby expressly waives all
instituido en un foro inconveniente. La Deudora expresamente          rights to any other jurisdiction which it may now or
renuncia a cualquier derecho por otro fuero que pudiera               hereafter have by reason of its present or future domicile
corresponderle por razon de su domicilio presente o futuro,           or for any other reason.
o por cualquier otra causa.

La falta de ejercicio por parte del Acreedor de cualquiera            The failure of the Lender to exercise any of its rights
de sus derechos al amparo del mismo no implicara una                  hereunder in any instance shall not constitute a waiver
renuncia a dichos derechos en ese o cualquier otro caso.              thereof in that or in any other instance.

Este Pagare es no negociable.
                                                                      This Promissory Note is non-negotiable.



                                     Mexico, D.F., Junio / June 16, 2003


                               OPERADORA UNEFON, S.A. DE C.V.


                               /s/ Adrian Steckel
                               ----------------------------------------
                               Por/By: Sr./Mr. Adrian Steckel
                               Director General/Chief Executive Officer